                                                                                                                         EXECUTION COPY

AMENDMENT NO. 4
TO THE
SHARED ASSETS AREA
OPERATING AGREEMENT
FOR
[NORTH JERSEY]
[SOUTH JERSEY / PHILADELPHIA]
[DETROIT]

This AMENDMENT No. 4 dated as of June 1, 2005 ("Amendment No. 4") to the SHARED ASSETS AREA OPERATING AGREEMENT for [North Jersey] [ South Jersey / Philadelphia] [Detroit] (the "Agreement") dated as of June 1, 1999, is by and among Consolidated Rail Corporation ("CRC"), CSX Transportation, Inc. ("CSXT") and Norfolk Southern Railway Company ("NSR").

                                                             W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Agreement, which requires NSR and CSXT to pay CRC the Interest Rental; and

WHEREAS, the Agreement provides that the Interest Rental will be adjusted each Valuation Date to reflect a fair periodic return on the Shared Asset Value as determined by an appraiser selected by NSR and CSXT; and

WHEREAS, the Agreement set forth the Interest Rental for the period between June 1 to May 31 for the first six years of the Agreement; and

WHEREAS, the next Valuation Date is June 1, 2005; and

WHEREAS, the parties have determined that it is appropriate to determine the Interest Rental for each annual period beginning on or after June 1, 2005, by applying an appropriate railroad cost index to a base amount to be agreed upon by the parties; and

  WHEREAS, the parties now desire to amend the Agreement, with respect to the determination of the Interest Rental; and

WHEREAS, it is the intent of the parties that, except as expressly amended hereby, the Agreement, shall remain unamended and in full force and effect.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Section 1.         Definitions.       Capitalized terms used in this Amendment No. 4 and not defined herein shall have the meanings assigned to such terms in the Agreement.

Section 2.         Amendments of the Agreement.  The Agreement is hereby amended pursuant to and in compliance with Section 17 as follows:

(a)        The text of Section 1(x) is hereby deleted in its entirety and the following substituted therefor:

            "(x)      "Interest Rental" means, as of the Amendment Date, an amount calculated as follows:

                        For the period beginning June 1, 2005 to May 31, 2006, the Interest Rental will be amount equal to a base amount (the "Base Interest Rental") adjusted by the cumulative percentage change in the Rail Cost Adjustment Factor (Unadjusted) ("RCAFU") of the four calendar quarters of the preceding year as approved by the Surface Transportation Board.  The Base Interest Rental will be an amount equal to CRC's estimated 2005 net book value multiplied by the 2003 rail industry cost of capital as published by the Surface Transportation Board.  Thereafter, for each annual period beginning June 1, 2006, the Interest Rental shall be adjusted annually up or down, by the cumulative percentage change in the RCAFU of the four calendar quarters of the preceding year as approved by the Surface Transportation Board; provided that in no case shall the Interest Rental be adjusted lower than the Base Interest Rental.  In computing the adjusted Interest Rental, any fraction less than one-half shall be dropped, and any fraction equal to or greater than one-half shall be increased to the next whole number.  In the event that RCAFU is not available, for any reason, during a quarterly period, then the parties shall use the AAR's All Inclusive Index of Railroad Input Costs or, if that index is also not available, the AAR Railroad Cost Recovery Index for the United States.

(b)        The text of Section 1(xx) is hereby deleted in its entirety.

(c)        The text of Section 1(kkk) is hereby deleted in its entirety.

                        Section 3.         Effectiveness.  This Amendment No. 4 shall become effective as of June 1, 2005, the "Amendment Date."

Section 4.         Integration; Confirmation.  On and after the Amendment Date, each reference in the Agreement to "this Agreement," "herein," "hereunder" or words of similar import, and each reference in any Note or other document delivered in connection with the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment No. 4, and the Agreement as so amended shall be read as a single integrated document.  Except as specifically amended by this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

Section 5.         Confirmation of Agreement.  In all respects not inconsistent with the terms and provisions of this Amendment No. 4, the Agreement is hereby ratified, adopted, approved and confirmed.

Section 6.         Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed in counterparts by their duly authorized officials as of the day first above written.

CSX TRANSPORTATION, INC.
By:	/s/ Lester M. Passa
Name:	Lester M. Passa
Title:	Vice President Strategic Planning

NORFOLK SOUTHERN RAILWAY COMPANY
By:	/s/ Kathryn B. McQuade
Name:	Kathryn B. McQuade
Title:	Vice President

CONSOLIDATED RAIL CORPORATION
By:	/s/ Ronald L. Batory
Name:	Ronald L. Batory
Title:	President and Chief Operating Officer

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